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                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Avondale Mills, Inc. on Form S-4 of our report dated March 22, 1996 on the financial statements of the Textile Business of Graniteville Company, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

Deloitte & Touche LLP
Greenville, South Carolina
June 7, 1996